Exhibit 99.1
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS 2021 RESULTS

HOTEL OPERATING TRENDS
▪ Performance improved throughout the year; December 2021 was the strongest month versus 2019 based on RevPAR, Total Revenue, and Hotel EBITDA, led by robust demand at the Company’s resorts and a continuing gradual recovery in business travel
▪ Leisure demand remains extremely healthy, with rate premiums expected to continue throughout 2022
▪ Most of the 2022 business groups that canceled in January and February are rebooking in March through June at higher overall average rates
▪ Business travel demand is already improving in March and is expected to continue to accelerate its recovery into Q2
▪ Labor shortage challenges have eased, and more open positions have been filled

PORTFOLIO UPDATES & REPOSITIONINGS
▪ In 2021, the Company completed over $270 million of hotel dispositions and reallocated $492 million into leisure-focused resorts with meaningful upside opportunities from operating changes, redevelopment projects and remerchandising underutilized indoor and outdoor spaces/areas
▪ The Company’s acquisitions of Jekyll Island Club Resort, Margaritaville Hollywood Beach Resort, Estancia La Jolla Hotel & Spa and the two Key West B&Bs far exceeded the Company’s underwriting for 2021
▪ Completed $83.8 million of capital investments during 2021, including the transformative repositioning of L’Auberge Del Mar and the comprehensive guestroom renovation of Southernmost Beach Resort in Key West, all geared to increase quality, enhance guest experiences and drive higher average rates, revenues, cash flow and value
▪ On target to complete the transformation and redevelopment of Hotel Grafton on Sunset into Hotel Ziggy in Q1 2022 and Hotel Vitale into 1 Hotel San Francisco in Q2 2022

BALANCE SHEET & LIQUIDITY
▪ As of December 31, 2021, total liquidity of $730 million, including $92.2 million of cash on hand
▪ No significant debt maturities until November 2023; 89% of total debt at fixed rates
▪ Net debt to depreciated book value at the end of Q4 2021: 42%

Q1 2022 OUTLOOK
▪ Net income/(loss): ($67.7) to ($72.7) million
▪ Same-Property RevPAR variance vs. 2019: (30%) to (35%); vs. 2021: +120% to +137%
▪ Adjusted EBITDAre: $14.0 to $19.0 million
▪ Adjusted FFO per diluted share: ($0.11) to ($0.15)

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“

While we faced many challenges in 2021 due to the pandemic, we nonetheless made significant progress in our recovery. Our Same-Property Hotel Revenues increased by over $280 million, or 65%, versus 2020. Same-Property Hotel EBITDA was a positive $132.1 million, compared with negative ($27.5) million in 2020. Our resorts led the recovery, amazingly surpassing 2019 levels in room rates, RevPAR, and Hotel EBITDA. We also successfully sold several urban hotels and reinvested this capital into four leisure-focused resort acquisitions. Each of these new investments offers unique upside opportunities through our redevelopment and remerchandising expertise, operator changes, and enhancements to guest experiences. This should allow us to achieve healthy revenue growth while attracting the best employees in our markets to provide elevated hotel experiences. As we look forward to 2022, we are encouraged by the rebooking of business travel from January and February to later in the first half of 2022, which indicates a high level of pent-up business travel.”

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Fourth Quarter and Full-Year Highlights

	Fourth Quarter			Year Ended December 31,
Same-Property and Corporate Highlights	2021	2020 (‘21 vs. ‘20)	2019 (‘21 vs. ‘19)	2021	2020 (‘21 vs. ‘20)	2019 (‘21 vs. ‘19)
	($ in millions except per share and RevPAR data)

Net income (loss)	($42.8)	($173.2)	$19.6	($186.4)	($392.6)	$115.7

Same-Property Room Revenues(1)	$157.9	$54.0	$224.9	$482.2	$286.5	$973.6
Same-Property Room Revenues variance		192.6%	(29.8%)		68.3%	(50.5%)

Same-Property Total Revenues(1)	$245.4	$85.0	$345.3	$730.2	$441.7	$1,434.5
Same-Property Total Revenues variance		188.9%	(28.9%)		65.3%	(49.1%)

Same-Property Total Expenses(1)	$192.1	$100.1	$248.7	$598.2	$469.2	$977.4
Same-Property Total Expenses variance		91.9%	(22.8%)		27.5%	(38.8%)

Same-Property EBITDA(1)	$53.4	($15.1)	$96.6	$132.1	($27.5)	$457.2
Same-Property EBITDA variance		NM	(44.8%)		NM	(71.1%)

Adjusted EBITDAre(1)	$41.0	($27.9)	$100.1	$88.3	($69.7)	$478.7
Adjusted EBITDAre variance		NM	(59.1%)		NM	(81.5%)

Adjusted FFO(1)	$7.9	($65.4)	$71.3	($42.0)	($191.4)	$344.1
Adjusted FFO per diluted share(1)	$0.06	($0.50)	$0.54	($0.32)	($1.46)	$2.63
Adjusted FFO per diluted share variance		NM	(88.9%)		NM	(112.2%)

	2021 Monthly Results
Total Portfolio(2,3)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
	($ in millions except ADR and RevPAR data)

Occupancy	14%	20%	26%	32%	37%	47%	56%	50%	48%	55%	51%	48%
ADR	$226	$241	$245	$239	$246	$254	$281	$270	$264	$264	$250	$256
RevPAR	$31	$48	$64	$76	$92	$120	$157	$134	$127	$144	$128	$123
Total Revenues	$19.2	$25.7	$37.9	$43.0	$53.6	$66.3	$86.7	$76.9	$72.4	$90.3	$76.6	$80.4
Total Revenues variance (‘21 vs. ‘19)	(80%)	(74%)	(68%)	(65%)	(59%)	(50%)	(33%)	(39%)	(43%)	(36%)	(33%)	(20%)
Hotel EBITDA	($10.5)	($5.4)	$2.0	$3.5	$8.5	$15.9	$27.0	$23.5	$13.9	$23.7	$13.5	$15.5

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

(2)Includes information for all of the hotels the Company owned as of December 31, 2021, which excludes Sir Francis Drake, The Roger New York and Villa Florence San Francisco on Union Square for January-December for 2021 and 2019 given the properties’ dispositions on April 1, June 10 and September 9, 2021, respectively.

(3)Jekyll Island Club Resort is excluded from January-July for 2021 and 2019 given the property’s acquisition on July 22, 2021, Margaritaville Hollywood Beach Resort is excluded from January-September for 2021 and 2019 given the property’s acquisition on September 23, 2021, Southernmost Beach Resort’s 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens are excluded from January-September for 2021 and 2019 given the properties’ acquisition on October 20, 2021, and Estancia La Jolla Hotel & Spa is excluded from January-November for 2021 and 2019 given the property’s acquisition on December 1, 2021.

“Leisure demand at our resorts was exceptionally strong in 2021,” continued Mr. Bortz. “For our 11 resorts, compared with 2019, ADR increased 37% while RevPAR improved 7.4% due to a 21.6% decline in occupancy, yet Hotel EBITDA was up 14%. These results demonstrate the benefits of our new hotel operating models, increased efficiencies, best practices, and the power of price increases. Despite increased wage pressures in certain markets, we remain confident in our ability to generate portfolio-wide Hotel EBITDA profit margins 100 to 200 basis points better than our pre-pandemic profit levels. For 2022, assuming we have no further significant waves of COVID-19, we expect that portfolio-wide ADR will exceed 2019 ADR levels due to continued healthy leisure rate premiums, as well as an acceleration in the recovery of business travel, including both group and transient.”
Capital Investments and Strategic Property Redevelopments
In the fourth quarter, the Company completed $31.0 million of capital investments throughout its portfolio. The Company completed $83.8 million of capital investments and projects in 2021, including significant renovations and property improvements at L’Auberge Del Mar and Southernmost Beach Resort. In 2022, the Company intends to complete or commence the following redevelopments:

▪Hotel Vitale (estimated at $28.0 million), a total transformation into the sustainability-focused, mission-driven, and experiential luxury 1 Hotel San Francisco, which will offer nature-inspired designs and environmentally focused services and aesthetics throughout guestrooms and suites, public areas, and meeting and event venues. The redevelopment began in the third quarter of 2021, and the hotel will remain closed until the redevelopment’s targeted completion in the second quarter of 2022;

▪Grafton on Sunset (estimated at $6.0 million), a comprehensive redevelopment of the hotel’s indoor and outdoor public areas and suites, and a refresh of the guestrooms. The renovation began in the fourth quarter of 2021 and is expected to be completed in the first quarter of 2022, when the hotel will be renamed and repositioned as Hotel Ziggy and become part of the Company’s Unofficial Z Collection;

▪Skamania Lodge (estimated at $10.0 to $12.0 million), phase one of a multi-phase, multi-year master plan that will add guestrooms through the creation of treehouses, glamping units, cabins and villas, and will provide additional outdoor meeting venues and experiential guest amenities. The first phase of the multi-phase plan will be implemented in 2022 and 2023 and currently includes three additional treehouses, five glamping units, a four-bedroom villa, and an additional outdoor event pavilion;

▪Solamar Hotel (estimated at $20.0 million), a comprehensive redevelopment and repositioning, which when relaunched, will open as Margaritaville Hotel San Diego Gaslamp Quarter, a lifestyle hotel featuring the Margaritaville offerings and state of mind. The Company expects to commence the renovation in the fourth quarter of 2022 and complete it in the first quarter of 2023;

▪Hilton San Diego Gaslamp Quarter (estimated at $20.0 to $22.0 million), a comprehensive redevelopment and renovation of the hotel’s guestrooms and public areas, including remerchandising outdoor areas, reconcepting the restaurant/bar, and emphasizing the hotel’s California casual modern elegance with an elevated lifestyle hotel experience. The Company expects to commence the renovation in the third quarter of 2022 and complete it in the first quarter of 2023;

▪Jekyll Island Club Resort (estimated at $20.0 to $22.0 million), a comprehensive redevelopment and renovation bringing southern luxury to this historic and iconic resort. The Company expects to commence the renovation in the third quarter of 2022 and complete it in the third quarter of 2023;

▪Viceroy Santa Monica (estimated at $9.0 million), a comprehensive guestroom renovation to complement the recently completed public area transformation that together repositions this iconic property into a luxury lifestyle experience. The Company expects to commence the renovation of the guestrooms in the fourth quarter of 2022 and complete it by the second quarter of 2023;

▪Estancia La Jolla Hotel & Spa (estimated at $18.0 to $21.0 million), a comprehensive two-phase renovation of the guestrooms, lobby, spa, pool, bars, restaurants and indoor and outdoor meeting and wedding venues. The Company expects to commence the renovation in the fourth quarter of 2022 and complete it in the first quarter of 2024; and

▪Paradise Point Resort & Spa (estimated at $40.0 million), once approved by governmental authorities, including the California Coastal Commission, the project will include a comprehensive redevelopment and repositioning of this unique 44-acre Mission Bay resort as Paradise Point, a Margaritaville Island Resort San Diego.

The Company expects to invest $100.0 to $120.0 million in capital improvements during 2022.
Update on Strategic Acquisitions and Dispositions
The Company completed $276.1 million of dispositions in 2021. This included the 416-room Sir Francis Drake in San Francisco, the 194-room The Roger New York, and the 189-room Villa Florence San Francisco on Union Square.

Pebblebrook completed $492.0 million of acquisitions in 2021. This included the 200-room Jekyll Island Club Resort, the 369-room Margaritaville Hollywood Beach Resort, the 19-room Avalon Bed & Breakfast and 12-room Duval Gardens in Key West, and the 210-room Estancia La Jolla Hotel & Spa.
Balance Sheet and Liquidity
As of December 31, 2021, the Company had $92.2 million of consolidated cash, cash equivalents, and restricted cash in addition to $637.9 million of undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $730 million.

The Company had $2.5 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.2 percent. $2.2 billion, or 89 percent of the Company’s total outstanding debt and convertible notes, was at a weighted-average fixed interest rate of 3.3 percent, and $0.3 billion, or 11 percent, was at a weighted-average floating interest rate of 2.5 percent. The Company had $1.4 billion of unsecured term loans, and there was no outstanding balance on its $650.0 million senior unsecured revolving credit facility. The Company has no material loans maturing until 2023.

In December 2021, the Company completed loan amendments with its banking and lending partners, which waived all its financial covenants until the second quarter 2022, (with substantially less-restrictive covenants through the end of the first quarter of 2023) and extended maturities of more than $1.0 billion of debt. Furthermore, the Company increased the amount of reinvestment proceeds available for new acquisitions from $500.0 million to $1.0 billion and the amount of additional secured non-recourse indebtedness that it is permitted to incur.
Common and Preferred Dividends
On December 15, 2021, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.

Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of year-end 2021, Curator had grown to 85 member hotels. In the fourth quarter of 2021, Curator announced strategic partnerships with numerous leading travel and technology companies, including UniFocus, ReviewPro, Aireus, Silverware, LEFCON, and VENZA. As of year-end 2021, Curator had 80 programs with preferred vendor partners, providing Curator member hotels with preferred pricing and enhanced operating terms.
Q1 2022 Outlook
Based on current trends, and assuming no new disruptions to travel caused by the COVID-19 pandemic, the Company’s outlook for Q1 2022 is as follows:

	Q1 2022 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	($72.7)	($67.7)

Adjusted EBITDAre	$14.0	$19.0

Adjusted FFO	($19.2)	($14.2)
Adjusted FFO per diluted share	($0.15)	($0.11)

This Q1 2022 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$122	$131
Same-Property RevPAR variance vs. 2019	(35.0%)	(30.0%)
Same-Property RevPAR variance vs. 2021	120.0%	137.0%

Same-Property EBITDA	$25.0	$30.0
Same-Property EBITDA variance vs. 2019	(72.8%)	(67.4%)

The Company continues to be unable to provide a full-year outlook for 2022 due to the uncertainties caused by the COVID-19 pandemic.The Company intends to issue new full-year guidance when it has more clarity on the economy, travel demand, and more predictable overall operating fundamentals and trends.
Fourth Quarter 2021 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, February 23, 2022, at 9:00 AM ET. Please dial (877) 705-6003 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in in this press release is as of February 22, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	December 31, 2021	December 31, 2020

ASSETS
Assets:
Investment in hotel properties, net	$6,079,333	$5,882,022
Cash and cash equivalents	58,518	124,274
Restricted cash	33,729	12,026
Hotel receivables (net of allowance for doubtful accounts of $1,142 and $183, respectively)	37,045	10,225
Prepaid expenses and other assets	52,565	47,819
Total assets	$6,261,190	$6,076,366

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$40,000
Unsecured term loans, net of unamortized deferred financing costs	1,427,256	1,766,545
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	745,401	374,333
Senior unsecured notes, net of unamortized deferred financing costs	49,838	99,593
Mortgage loans, net of unamortized debt discount and deferred financing costs	219,393	—
Accounts payable, accrued expenses and other liabilities	250,584	226,446
Lease liabilities - operating leases	319,426	255,106
Deferred revenues	69,064	36,057
Accrued interest	4,567	4,653
Distribution payable	11,756	9,307
Total liabilities	3,097,285	2,812,040
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 and $510,000 at December 31, 2021 and December 31, 2020, respectively), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at December 31, 2021 and 20,400,000 shares issued and outstanding at December 31, 2020	296	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,813,750 shares issued and outstanding at December 31, 2021 and 130,673,300 shares issued and outstanding at December 31, 2020	1,308	1,307
Additional paid-in capital	4,268,042	4,169,870
Accumulated other comprehensive income (loss)	(19,442)	(60,071)
Distributions in excess of retained earnings	(1,094,023)	(853,973)
Total shareholders' equity	3,156,181	3,257,337
Non-controlling interests	7,724	6,989
Total equity	3,163,905	3,264,326
Total liabilities and equity	$6,261,190	$6,076,366

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(Unaudited)
Revenues:
Room	$158,577	$48,160	$483,191	$287,439
Food and beverage	62,625	13,257	157,848	95,892
Other operating	26,075	12,792	92,005	59,557
Total revenues	$247,277	$74,209	$733,044	$442,888

Expenses:
Hotel operating expenses:
Room	$41,328	$16,381	$127,105	$91,771
Food and beverage	43,807	11,554	111,928	77,698
Other direct and indirect	83,478	38,501	257,547	209,957
Total hotel operating expenses	168,613	66,436	496,580	379,426
Depreciation and amortization	58,615	56,516	224,251	224,560
Real estate taxes, personal property taxes, property insurance, and ground rent	27,445	29,160	111,675	114,333
General and administrative	11,363	6,899	38,166	45,158
Transaction costs	37	70	100	10,544
Impairment loss	—	53,986	14,856	74,556
(Gain) loss on sale of hotel properties	—	—	(64,729)	(117,401)
Other operating expenses	485	668	1,936	4,421
Total operating expenses	266,558	213,735	822,835	735,597
Operating income (loss)	(19,281)	(139,526)	(89,791)	(292,709)
Interest expense	(23,568)	(28,902)	(96,633)	(104,098)
Other	28	75	113	517
Income (loss) before income taxes	(42,821)	(168,353)	(186,311)	(396,290)
Income tax (expense) benefit	(1)	(4,834)	(61)	3,697
Net income (loss)	(42,822)	(173,187)	(186,372)	(392,593)
Net income (loss) attributable to non-controlling interests	(429)	(329)	(1,514)	(864)
Net income (loss) attributable to the Company	(42,393)	(172,858)	(184,858)	(391,729)
Distributions to preferred shareholders	(11,344)	(8,139)	(42,105)	(32,556)
Issuance costs of redeemed preferred shares	(12)	—	(8,055)	—
Net income (loss) attributable to common shareholders	$(53,749)	$(180,997)	$(235,018)	$(424,285)

Net income (loss) per share available to common shareholders, basic	$(0.41)	$(1.39)	$(1.80)	$(3.25)
Net income (loss) per share available to common shareholders, diluted	$(0.41)	$(1.39)	$(1.80)	$(3.25)

Weighted-average number of common shares, basic	130,813,750	130,673,300	130,804,354	130,610,015
Weighted-average number of common shares, diluted	130,813,750	130,673,300	130,804,354	130,610,015

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$(42,822)	$(173,187)	$19,572	$(186,372)	$(392,593)	$115,725
Adjustments:
Real estate depreciation and amortization	58,512	56,408	57,396	223,813	224,124	234,591
(Gain) loss on sale of hotel properties	—	—	(2,819)	(64,729)	(117,401)	(2,819)
Impairment loss	—	53,986	—	14,856	74,556	—
FFO	$15,690	$(62,793)	$74,149	$(12,432)	$(211,314)	$347,497
Distribution to preferred shareholders	(11,344)	(8,139)	(8,139)	(42,105)	(32,556)	(32,556)
Issuance costs of redeemed preferred shares	(12)	—	—	(8,055)	—	—
FFO available to common share and unit holders	$4,334	$(70,932)	$66,010	$(62,592)	$(243,870)	$314,941
Transaction costs	37	70	1,103	100	10,544	8,679
Non-cash ground rent	1,960	910	701	4,729	3,730	3,975
Management/franchise contract transition costs	136	196	1,143	271	814	5,927
Interest expense adjustment for acquired liabilities	811	1,205	213	2,127	1,981	902
Finance lease adjustment	719	808	1,000	3,037	3,213	3,193
Non-cash amortization of acquired intangibles	(543)	607	(290)	(1,593)	(322)	(1,340)
Non-cash interest expense	442	1,380	1,379	2,063	5,502	6,140
One-time operation suspension expenses	—	(707)	—	132	9,997	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Early extinguishment of debt	—	1,024	—	1,700	1,024	1,698
Issuance costs of redeemed preferred shares	12	—	—	8,055	—	—
Adjusted FFO available to common share and unit holders	$7,908	$(65,439)	$71,259	$(41,971)	$(191,386)	$344,115

FFO per common share - basic	$0.03	$(0.54)	$0.50	$(0.48)	$(1.86)	$2.41
FFO per common share - diluted	$0.03	$(0.54)	$0.50	$(0.48)	$(1.86)	$2.40
Adjusted FFO per common share - basic	$0.06	$(0.50)	$0.54	$(0.32)	$(1.46)	$2.63
Adjusted FFO per common share - diluted	$0.06	$(0.50)	$0.54	$(0.32)	$(1.46)	$2.63

Weighted-average number of basic common shares and units	131,674,563	130,934,016	130,854,912	131,665,167	130,870,731	130,841,626
Weighted-average number of fully diluted common shares and units	131,674,563	130,934,016	131,039,450	131,665,167	130,870,731	131,088,262

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation, early extinguishment of debt, and issuance costs of redeemed preferred shares: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$(42,822)	$(173,187)	$19,572	$(186,372)	$(392,593)	$115,725
Adjustments:
Interest expense	23,568	28,902	23,962	96,633	104,098	108,474
Income tax expense (benefit)	1	4,834	(752)	61	(3,697)	5,172
Depreciation and amortization	58,615	56,516	57,504	224,251	224,560	234,880
EBITDA	$39,362	$(82,935)	$100,286	$134,573	$(67,632)	$464,251
(Gain) loss on sale of hotel properties	—	—	(2,819)	(64,729)	(117,401)	(2,819)
Impairment loss	—	53,986	—	14,856	74,556	—
EBITDAre	$39,362	$(28,949)	$97,467	$84,700	$(110,477)	$461,432
Transaction costs	37	70	1,103	100	10,544	8,679
Non-cash ground rent	1,960	910	701	4,729	3,730	3,975
Management/franchise contract transition costs	136	196	1,143	271	814	5,927
Non-cash amortization of acquired intangibles	(543)	607	(290)	(1,593)	(322)	(1,340)
One-time operation suspension expenses	—	(707)	—	132	9,997	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Adjusted EBITDAre	$40,952	$(27,873)	$100,124	$88,339	$(69,713)	$478,673

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Q1 2022 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2022
	Low	High

Net income (loss)	$(73)	$(68)
Adjustments:
Real estate depreciation and amortization	60	60
(Gain) loss on sale of hotel properties	—	—
FFO	$(13)	$(8)
Distribution to preferred shareholders	(11)	(11)
FFO available to common share and unit holders	$(24)	$(19)
Non-cash ground rent	1	1
Non-cash interest expense	—	—
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted FFO available to common share and unit holders	$(19)	$(14)

FFO per common share - diluted	$(0.18)	$(0.14)
Adjusted FFO per common share - diluted	$(0.15)	$(0.11)

Weighted-average number of fully diluted common shares and units	131.9	131.9

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense: The Company excludes the amortization of share-based compensation expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2022 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2022
	Low	High

Net income (loss)	$(73)	$(68)
Adjustments:
Interest expense and income tax expense	23	23
Depreciation and amortization	60	60
EBITDA	$10	$15
(Gain) loss on sale of hotel properties	—	—
EBITDAre	$10	$15
Non-cash ground rent	1	1
Amortization of share-based compensation expense	3	3
Other	—	—
Adjusted EBITDAre	$14	$19

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of share-based compensation expense: The Company excludes amortization of share-based compensation expense because the Company believes that including this non-cash adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2021	2020	2019	2021	2020	2019

Same-Property Occupancy	52.0%	22.7%	78.3%	40.4%	26.5%	81.9%
2021 vs. 2020 Increase/(Decrease)	128.9%			52.6%
2021 vs. 2019 Increase/(Decrease)	(33.7%)			(50.7%)

Same-Property ADR	$257.28	$201.27	$243.60	$257.86	$233.25	$257.10
2021 vs. 2020 Increase/(Decrease)	27.8%			10.6%
2021 vs. 2019 Increase/(Decrease)	5.6%			0.3%

Same-Property RevPAR	$133.67	$45.68	$190.82	$104.12	$61.72	$210.46
2021 vs. 2020 Increase/(Decrease)	192.6%			68.7%
2021 vs. 2019 Increase/(Decrease)	(30.0%)			(50.5%)

Same-Property Total RevPAR	$207.82	$71.94	$293.03	$157.69	$95.15	$310.10
2021 vs. 2020 Increase/(Decrease)	188.9%			65.7%
2021 vs. 2019 Increase/(Decrease)	(29.1%)			(49.1%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021, except for Hotel Vitale for Q4 2021, 2020 and 2019 because it was closed for renovation during Q4 in 2021 as well as Estancia La Jolla Hotel & Spa for Q4 2021, 2020 and 2019.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during Q1 and Q2 in 2020; Hotel Vitale for Q3 and Q4 in 2021, 2020 and 2019 because it was closed for renovation during Q3 and Q4 in 2021; Jekyll Island Club Resort for Q1 and Q2 in 2021, 2020 and 2019; Margaritaville Hollywood Beach Resort for Q1, Q2 and Q3 in 2021, 2020 and 2019; Southernmost Beach Resort's 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens for Q1, Q2 and Q3 in 2021, 2020 and 2019; and Estancia La Jolla Hotel & Spa for Q1, Q2, Q3 and Q4 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019 as well as Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Year ended December 31,
	2021 vs. 2019	2021 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	29.2%	23.7%
San Diego	(11.3%)	(30.4%)
Other	(24.7%)	(40.2%)
Los Angeles	(25.0%)	(49.8%)
Boston	(25.2%)	(51.5%)
Portland	(39.1%)	(49.6%)
Chicago	(51.9%)	(70.5%)
Washington DC	(53.4%)	(70.1%)
Seattle	(58.5%)	(71.3%)
San Francisco	(75.0%)	(86.6%)

East Coast	(12.7%)	(35.3%)
West Coast	(39.3%)	(57.0%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021, except for Hotel Vitale for Q4 2021, 2020 and 2019 because it was closed for renovation during Q4 in 2021 as well as Estancia La Jolla Hotel & Spa for Q4 2021, 2020 and 2019.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during Q1 and Q2 in 2020; Hotel Vitale for Q3 and Q4 in 2021, 2020 and 2019 because it was closed for renovation during Q3 and Q4 in 2021; Jekyll Island Club Resort for Q1 and Q2 in 2021, 2020 and 2019; Margaritaville Hollywood Beach Resort for Q1, Q2 and Q3 in 2021, 2020 and 2019; Southernmost Beach Resort's 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens for Q1, Q2 and Q3 in 2021, 2020 and 2019; and Estancia La Jolla Hotel & Spa for Q1, Q2, Q3 and Q4 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019 as well as Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

"Other" includes New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2021	2020	2019	2021	2020	2019

Same-Property Revenues:
Room	$157,861	$53,953	$224,882	$482,161	$286,496	$973,608
Food and beverage	61,781	17,622	90,506	157,049	95,997	334,082
Other	25,791	13,382	29,956	91,022	59,162	126,847
Total hotel revenues	245,433	84,957	345,344	730,232	441,655	1,434,537

Same-Property Expenses:
Room	$40,973	$17,079	$58,037	$126,425	$89,959	$239,500
Food and beverage	43,200	14,638	60,947	111,029	78,480	232,918
Other direct	6,195	3,245	6,438	18,752	12,214	23,865
General and administrative	24,758	9,568	27,977	74,921	54,172	110,570
Information and telecommunication systems	4,112	3,333	5,213	14,145	14,568	20,355
Sales and marketing	18,122	8,433	27,381	55,561	45,115	107,123
Management fees	7,038	2,069	10,610	20,055	10,882	43,440
Property operations and maintenance	11,598	7,135	11,623	35,791	29,356	45,644
Energy and utilities	8,326	5,878	8,452	28,642	23,459	33,907
Property taxes	16,131	18,315	18,626	70,142	72,988	71,770
Other fixed expenses	11,626	10,399	13,430	42,711	37,983	48,289
Total hotel expenses	192,079	100,092	248,734	598,174	469,176	977,381

Same-Property EBITDA	$53,354	$(15,135)	$96,610	$132,058	$(27,521)	$457,156

Same-Property EBITDA Margin	21.7%	(17.8%)	28.0%	18.1%	(6.2%)	31.9%

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021, except for Hotel Vitale for Q4 2021, 2020 and 2019 because it was closed for renovation during Q4 in 2021 as well as Estancia La Jolla Hotel & Spa for Q4 2021, 2020 and 2019.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during Q1 and Q2 in 2020; Hotel Vitale for Q3 and Q4 in 2021, 2020 and 2019 because it was closed for renovation during Q3 and Q4 in 2021; Jekyll Island Club Resort for Q1 and Q2 in 2021, 2020 and 2019; Margaritaville Hollywood Beach Resort for Q1, Q2 and Q3 in 2021, 2020 and 2019; Southernmost Beach Resort's 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens for Q1, Q2 and Q3 in 2021, 2020 and 2019; and Estancia La Jolla Hotel & Spa for Q1, Q2, Q3 and Q4 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019 as well as Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2021 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X
Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
Villa Florence San Francisco on Union Square	X	X
Hotel Vitale	X	X
The Marker San Francisco	X	X	X	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Grafton on Sunset	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X

Hotel Zena Washington DC			X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X
The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
The Roger New York	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort			X	X
Margaritaville Hollywood Beach Resort				X
Avalon Bed & Breakfast and Duval Gardens				X
Estancia La Jolla Hotel & Spa

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

This schedule of results for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the year ended December 31, 2021 includes information from all of the hotels the Company owned as of December 31, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during Q1 and Q2 in 2020; Hotel Vitale for Q3 and Q4 in 2021, 2020 and 2019 because it was closed for renovation during Q3 and Q4 in 2021; Jekyll Island Club Resort for Q1 and Q2 in 2021, 2020 and 2019; Margaritaville Hollywood Beach Resort for Q1, Q2 and Q3 in 2021, 2020 and 2019; Southernmost Beach Resort's 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens for Q1, Q2 and Q3 in 2021, 2020 and 2019; and Estancia La Jolla Hotel & Spa for Q1, Q2, Q3 and Q4 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019 as well as Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	78%	82%
ADR	$252	$269	$263	$246	$258
RevPAR	$190	$234	$228	$192	$211

Hotel Revenues	$344.5	$420.4	$407.3	$362.1	$1,534.4
Hotel EBITDA	$93.3	$149.7	$136.9	$100.1	$480.1
Hotel EBITDA Margin	27.1%	35.6%	33.6%	27.6%	31.3%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020

Occupancy	56%	4%	22%	22%	26%
ADR	$252	$260	$220	$202	$235
RevPAR	$142	$11	$48	$45	$61

Hotel Revenues	$266.4	$26.9	$89.4	$87.1	$469.8
Hotel EBITDA	$44.0	($41.7)	($17.4)	($17.5)	($32.7)
Hotel EBITDA Margin	16.5%	(155.1%)	(19.5%)	(20.1%)	(7.0%)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	41%	52%	51%	42%
ADR	$250	$255	$276	$257	$262
RevPAR	$54	$105	$145	$132	$109

Hotel Revenues	$104.5	$197.0	$266.1	$252.8	$820.5
Hotel EBITDA	($8.6)	$39.9	$73.3	$54.2	$158.8
Hotel EBITDA Margin	(8.2%)	20.2%	27.5%	21.5%	19.4%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2021, which include the acquisitions of Jekyll Island Club Resort, Margaritaville Hollywood Beach Resort, Southernmost Beach Resort's 31 additional rooms following the acquisition of Avalon Bed & Breakfast and Duval Gardens and Estancia La Jolla Hotel & Spa as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

	Hotel EBITDA												2021 Hotel EBITDA per Key
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021

Unique Lifestyle Resorts
LaPlaya Beach Resort & Club	$5.7	$7.6	$8.7	$10.7	$12.4	$15.7	$16.2	$11.8	$16.5	$17.7	$14.0	$27.4	$145.0
Southernmost Beach Resort	9.0	10.4	10.8	14.1	17.6	19.9	21.1	17.9	19.3	21.4	13.1	24.4	83.3
The Marker Key West Harbor Resort	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	6.0	3.1	7.9	82.3
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	7.3	2.7	8.5	70.2
Margaritaville Hollywood Beach Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17.8	0.4	22.1	59.9
Jekyll Island Club Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.0	2.7	8.7	43.5
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	15.3	4.6	14.1	30.5
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	10.3	1.2	7.7	29.6
Estancia La Jolla Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8.1	(0.3)	4.6	21.9
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	4.4	(1.1)	3.3	21.2
San Diego Mission Bay Resort	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	5.5	(4.2)	6.9	19.3

Unique Lifestyle Resorts Total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$118.8	$36.2	$135.6	$50.0

Boston Urban
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$21.2	$0.3	$10.5	$35.2
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	8.1	(2.6)	2.4	10.1
Revere Hotel Boston Common	3.3	6.1	5.7	9.2	11.7	13.3	12.2	12.6	12.4	11.8	(6.1)	2.8	7.9
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	10.1	(2.2)	1.6	5.9
The Westin Copley Place, Boston	21.3	23.5	24.4	25.8	28.7	32.7	33.3	31.5	28.5	32.9	(4.4)	3.0	3.7

Boston Total	$40.7	$50.3	$56.5	$64.7	$75.0	$84.9	$84.1	$83.1	$80.9	$84.1	$(15.0)	$20.3	$10.3

Chicago Urban
Hotel Chicago Downtown, Autograph Collection	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$12.6	$12.2	$(1.4)	$0.6	$1.7
The Westin Michigan Avenue Chicago	14.7	15.8	16.7	16.0	18.0	19.4	17.9	13.1	12.0	9.9	(9.5)	(3.3)	(4.4)

Chicago Total	$20.2	$21.1	$24.0	$24.4	$26.5	$29.8	$30.3	$25.4	$24.6	$22.1	$(10.9)	$(2.7)	$(2.4)

Los Angeles Urban
Le Parc Suite Hotel	$4.2	$4.5	$4.7	$5.3	$5.6	$6.1	$7.0	$6.1	$6.1	$5.8	$(0.1)	$2.8	$18.2
Viceroy Santa Monica Hotel	3.0	5.8	6.9	7.6	8.2	8.4	7.8	7.0	6.6	6.2	(2.9)	1.8	10.7
Chamberlain West Hollywood Hotel	1.0	3.4	3.8	4.1	4.8	4.8	5.2	4.4	3.1	3.7	(0.2)	1.2	10.4
Grafton on Sunset	1.9	2.2	2.2	2.0	1.5	0.9	2.8	2.8	2.8	2.8	0.0	1.1	10.2
Mondrian Los Angeles	7.9	8.9	7.4	8.2	11.0	12.2	12.6	11.8	8.6	7.6	(2.0)	2.1	8.9
Montrose West Hollywood	3.9	4.3	4.2	5.5	5.9	5.9	6.5	5.9	3.9	4.7	0.3	1.0	7.5
Le Méridien Delfina Santa Monica	5.3	6.8	6.9	8.0	9.9	11.7	13.8	13.4	12.7	11.2	(0.8)	2.2	7.1
W Los Angeles - West Beverly Hills	5.6	6.9	8.0	8.7	8.9	9.5	12.3	11.5	10.2	8.4	(2.0)	0.7	2.4
Hotel Palomar Los Angeles Beverly Hills	2.3	2.9	3.9	3.8	4.5	4.2	6.2	4.0	7.4	5.7	(4.2)	(1.2)	(4.5)

Los Angeles Total	$35.1	$45.7	$48.0	$53.2	$60.3	$63.7	$74.2	$66.9	$61.4	$56.1	$(11.9)	$11.7	$6.6

Miami Urban
Hotel Colonnade Coral Gables, Autograph Collection	$1.9	$2.1	$1.8	$3.1	$3.4	$3.6	$3.9	$4.0	$4.5	$4.1	$(0.3)	$3.0	$19.1

Miami Total	$1.9	$2.1	$1.8	$3.1	$3.4	$3.6	$3.9	$4.0	$4.5	$4.1	$(0.3)	$3.0	$19.1

Philadelphia Urban
Sofitel Philadelphia at Rittenhouse Square	$4.3	$6.0	$6.7	$6.5	$7.4	$8.6	$9.2	$8.6	$8.3	$8.0	$(1.5)	$1.6	$5.2

Philadelphia Total	$4.3	$6.0	$6.7	$6.5	$7.4	$8.6	$9.2	$8.6	$8.3	$8.0	$(1.5)	$1.6	$5.2

Portland Urban
The Nines, a Luxury Collection Hotel, Portland	$6.2	$8.0	$8.9	$10.8	$12.8	$15.2	$15.6	$15.8	$15.6	$13.0	$(0.6)	$3.8	$11.5
The Heathman Hotel	1.5	1.6	1.9	2.4	3.0	5.7	4.4	4.3	3.4	4.2	(0.9)	0.4	2.6
Hotel Vintage Portland	1.3	1.9	1.8	2.7	3.4	3.1	4.2	4.1	3.1	2.8	(0.9)	0.2	1.7
The Hotel Zags	2.7	3.3	3.9	4.5	5.6	6.5	6.7	5.4	3.8	3.3	(1.0)	(0.6)	(3.4)

Portland Total	$11.7	$14.8	$16.5	$20.4	$24.8	$30.5	$30.9	$29.6	$25.9	$23.3	$(3.4)	$3.8	$4.9

San Diego Urban
Embassy Suites San Diego Bay - Downtown	$7.6	$8.2	$8.8	$8.9	$9.5	$11.3	$11.3	$11.1	$11.7	$10.4	$(0.2)	$4.5	$13.2
Solamar Hotel	5.2	6.3	6.5	6.3	6.5	7.4	7.7	7.3	7.3	7.0	(0.4)	2.1	8.9
The Westin San Diego Gaslamp Quarter	8.4	8.2	9.7	11.2	12.7	14.6	16.9	16.0	14.4	14.2	(1.3)	2.2	4.9
Hilton San Diego Gaslamp Quarter	7.6	8.5	8.8	8.9	9.5	10.5	10.9	11.1	11.6	10.5	(0.4)	0.6	2.1

San Diego Total	$28.8	$31.2	$33.8	$35.3	$38.2	$43.8	$46.8	$45.5	$45.0	$42.1	$(2.3)	$9.4	$7.2

San Francisco Urban
Argonaut Hotel	$5.2	$6.5	$8.5	$10.2	$11.8	$13.0	$13.0	$11.7	$12.9	$14.6	$(1.5)	$1.5	$6.0
Hotel Zephyr Fisherman's Wharf	7.3	8.7	11.2	12.1	12.1	12.6	16.2	13.1	13.7	16.8	(1.1)	0.5	1.4
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9	5.8	6.1	5.6	3.9	4.3	5.6	(0.3)	(1.0)	(7.6)
Hotel Zoe Fisherman's Wharf	N/A	N/A	5.2	6.6	7.9	8.2	7.8	3.6	7.7	8.9	(1.5)	(1.7)	(7.7)
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	7.7	(1.2)	(1.6)	(8.2)
The Marker San Francisco	3.3	5.3	5.7	6.9	7.7	7.6	5.9	6.8	7.5	7.7	(0.1)	(2.2)	(10.6)
Hotel Spero	0.4	1.9	3.5	4.4	6.3	6.2	6.5	5.7	6.6	7.8	(1.5)	(2.6)	(11.0)
Hotel Zetta San Francisco	N/A	N/A	N/A	2.8	5.4	6.2	5.6	5.5	6.0	6.0	(0.3)	(1.4)	(12.1)
Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	8.4	(2.5)	(4.6)	(22.8)
Hotel Vitale	4.0	6.0	7.4	7.3	8.6	11.0	10.3	9.8	8.0	7.5	(4.0)	(4.9)	(24.5)

San Francisco Total	$24.2	$37.7	$51.7	$63.2	$75.8	$82.2	$80.1	$73.6	$81.1	$91.0	$(14.0)	$(18.0)	$(8.5)

Seattle Urban
Hotel Monaco Seattle	$2.2	$2.9	$3.4	$5.2	$6.2	$6.7	$6.1	$6.1	$6.4	$5.6	$(1.7)	$(0.6)	$(3.2)
Hotel Vintage Seattle	1.8	2.2	2.4	2.7	2.6	3.5	3.4	3.5	3.5	3.0	(1.5)	(0.6)	(4.8)

Seattle Total	$4.0	$5.1	$5.8	$7.9	$8.8	$10.2	$9.5	$9.6	$9.9	$8.6	$(3.2)	$(1.2)	$(3.8)

Washington DC Urban
George Hotel	$4.2	$4.6	$4.1	$4.1	$4.3	$5.2	$5.7	$6.3	$5.7	$5.3	$(0.5)	$0.0	$0.0
Hotel Monaco Washington DC	5.5	6.9	7.6	7.9	7.9	8.1	8.1	9.9	8.6	7.9	(1.4)	(0.5)	(2.7)
Viceroy Washington DC	3.3	3.6	3.4	3.2	3.2	3.0	3.6	5.8	5.5	4.9	(2.3)	(1.3)	(7.3)
Hotel Zena Washington DC	4.0	4.6	3.8	4.3	5.2	5.8	6.1	6.4	5.1	3.8	(2.3)	(2.7)	(14.1)

Washington DC Total	$17.0	$19.7	$18.9	$19.5	$20.6	$22.1	$23.5	$28.4	$24.9	$21.9	$(6.5)	$(4.5)	$(6.5)

Urban Total	$187.9	$233.7	$263.7	$298.2	$340.8	$379.4	$392.5	$374.7	$366.5	$361.3	$(69.0)	$23.4	$2.2

Total Hotel EBITDA	$227.6	$282.0	$316.6	$361.3	$413.5	$467.0	$480.8	$458.2	$457.9	$480.1	$(32.8)	$159.0	$12.0

Notes:
These historical Same-Property Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of February 22, 2022. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Recent Operating Trends
($ in millions except ADR and RevPAR data)
(Unaudited)

Monthly Update
	Occupancy	ADR	RevPAR	Hotel EBITDA	Total hotel revenue	Total revenue variance to 2019

Same-Property Portfolio(1):
January 2022 Estimate	34%	$269	$91	($3.1)	$57.0	(44%)

Weekly Operating Trends - Total Portfolio(2)						Weekly Operating Trends - Resort Portfolio(3)

Week ended	Open properties	2021 or 2022 occupancy	2021 or 2022 ADR	2019 ADR	2021 or 2022 hotel room revenue	Week ended	Open properties	2021 or 2022 occupancy	2021 or 2022 ADR	2019 ADR	2021 or 2022 hotel room revenue
Dec 5	52	51%	$228	$226	$10.6	Dec 5	11	51%	$317	$221	$3.0
Dec 12	52	55%	$228	$220	$11.4	Dec 12	11	57%	$304	$208	$3.3
Dec 19	52	46%	$218	$173	$9.2	Dec 19	11	43%	$337	$228	$2.8
Dec 26(4)	52	38%	$254	$205	$8.8	Dec 26(4)	11	52%	$441	$349	$4.4
Jan 2(4)	52	50%	$318	$215	$14.4	Jan 2(4)	11	64%	$588	$295	$7.1
Jan 9	52	32%	$251	$233	$7.4	Jan 9	11	44%	$411	$264	$3.5
Jan 16(4)	52	36%	$253	$231	$8.2	Jan 16(4)	11	47%	$417	$279	$3.7
Jan 23	52	33%	$249	$235	$7.4	Jan 23	11	39%	$432	$280	$3.2
Jan 30	52	35%	$263	$240	$8.4	Jan 30	11	39%	$473	$298	$3.5
Feb 6	52	37%	$267	$257	$8.9	Feb 6	11	43%	$479	$308	$3.9
Feb 13(4)	52	50%	$343	$258	$15.6	Feb 13(4)	11	61%	$440	$334	$5.1
Feb 20(4)	52	59%	$290	$244	$15.6	Feb 20(4)	11	70%	$479	$324	$6.4

Weekend Operating Trends - Total Portfolio(2)						Weekend Operating Trends - Resort Portfolio(3)

Weekend started	Open properties	2021 or 2022 occupancy	2021 or 2022 ADR	2019 ADR	2021 or 2022 hotel room revenue	Weekend started	Open properties	2021 or 2022 occupancy	2021 or 2022 ADR	2019 ADR	2021 or 2022 hotel room revenue
Dec 3	52	61%	$238	$202	$3.9	Dec 3	11	64%	$359	$234	$1.2
Dec 10	52	60%	$234	$187	$3.8	Dec 10	11	66%	$351	$224	$1.3
Dec 17	52	54%	$226	$166	$3.3	Dec 17	11	53%	$379	$246	$1.1
Dec 24(4)	52	37%	$267	$216	$2.7	Dec 24(4)	11	57%	$464	$381	$1.4
Dec 31(4)	52	56%	$342	$196	$5.2	Dec 31(4)	11	68%	$613	$273	$2.3
Jan 7	52	37%	$257	$202	$2.6	Jan 7	11	54%	$425	$273	$1.3
Jan 14(4)	52	44%	$263	$222	$3.1	Jan 14(4)	11	58%	$464	$300	$1.5
Jan 21	52	41%	$262	$230	$2.9	Jan 21	11	52%	$466	$303	$1.3
Jan 28	52	40%	$274	$219	$3.0	Jan 28	11	52%	$493	$330	$1.4
Feb 4	52	45%	$273	$248	$3.3	Feb 4	11	58%	$482	$349	$1.5
Feb 11(4)	52	59%	$385	$251	$6.1	Feb 11(4)	11	68%	$487	$380	$1.8
Feb 18(4)	52	71%	$310	$238	$5.9	Feb 18(4)	11	86%	$532	$330	$2.5

Notes:
The above table includes financial projections and forward-looking statements. These projections and forward-looking statements are based on assumptions and estimates developed by the Company and actual results may vary from the projections and such variations may be material. This table includes estimates and the Company makes no representation as to the accuracy of these estimates. Additionally, this table should not be relied upon or regarded as a representation by the Company, management or its employees that the forward-looking statements, or beliefs, assumptions, estimates or expectations of future performance underlying them, will be achieved.

(1) This schedule of hotel results for the month of January includes information from all of the hotels the Company owned as of January 31, 2022, except for Hotel Vitale for 2022 and 2019 because it was closed for renovation during Q1 in 2022.
(2) Includes information for all of the hotels the Company owned as of February 22, 2022.
(3) Includes Chaminade Resort & Spa, Estancia La Jolla Hotel & Spa, Jekyll Island Club Resort, LaPlaya Beach Resort & Club, L’Auberge Del Mar, Margaritaville Hollywood Beach Resort, Paradise Point Resort & Spa, San Diego Mission Bay Resort, Skamania Lodge, Southernmost Beach Resort and The Marker Key West Harbor Resort.
(4) Holiday impact.